Exhibit 99.4

Sollensys Corp., Celerit Corp. and Celerit Solutions Corp.

Unaudited Proforma Consolidated Balance Sheets

For the Year Ended December 31, 2021

	Sollensys	Celerit Solutions	Celerit			Preliminary
	Corp.	Corp.	Corp.			Consolidated
	December 31,	December 31,	December 31,			December 31,	Acquisition		Consolidated
	2021	2021	2021	Eliminations		2021	Entries		12/31/2021
Assets
Current assets:
Cash	$592,534	$82,879	$30,845			$706,258	(10,000	)(b)	$696,258
Accounts receivable	1,717	95,968	1,254,076			1,351,761			1,351,761
Unbilled revenue	-	-	124,943			124,943			124,943
Inventory	78,000	-	-			78,000			78,000
Due from affiliates	-	-	523,495	(523,495	)(a)	-			-
Prepaid expenses	60,749	39,979	166,878			267,606			267,606
Total current assets	733,000	218,826	2,100,237	(523,495)		2,528,568	(10,000)		2,518,568
Property and equipment, net	2,944,830	471,726	-			3,416,556			3,416,556
Goodwill	200,199	-	-			200,199	11,702,445	(b)(c)(d)	11,902,644
Intangible Assets, net	194,638	-	-			194,638	1,950,407	(e)	2,145,045
Advances to officer	-	-	191			191			191
Other	17,994	-	12,429			30,423			30,423
Total assets	$4,090,661	$690,552	$2,112,857	(523,495)		$6,370,575	13,642,852		$20,013,427
									-
Liabilities and Stockholder's Equity									-
Current liabilities:									-
Accounts payable	$66,268	$22,041	$16,606			104,915			104,915
Accrued expenses	195,589	28,047	495,790			719,426			719,426
Deferred revenue	437,731	91,950	-			529,681			529,681
Current maturity of note payable to stockholder	-	-	276,136			276,136			276,136
Notes payable	2,505,553	-	-			2,505,553	2,695,000	(b)	5,200,553
Due to affiliates	-	538,098	-	(523,495	)(a)	14,603			14,603
Total current liabilities	3,205,141	680,136	788,532	(523,495)		4,150,314	2,695,000		6,845,314
Notes payable long term	19,137	-	457,797			476,934			476,934
Deferred revenue-long term	205,714	-	-			205,714			205,714
Total liabilities	3,429,992	680,136	1,246,329	(523,495)		4,832,962	2,695,000		7,527,962

Commitments and contingencies	-	-	-			-

Stockholder's equity:
Common shares	100,716	100	1,000			101,816	2,900	(b)(c)	104,716
Additional paid-in capital	8,527,616	282,919	-			8,810,535	12,513,081	(b)(c)	21,323,616
Accumulated deficit	(7,967,663)	(272,603)	865,528			(7,374,738)	(1,568,129	)(c)	(8,942,867)
Total stockholder's equity	660,669	10,416	866,528			1,537,613	10,947,852		12,485,465
Total liabilities and stockholder's equity	$4,090,661	$690,552	$2,112,857	(523,495)		$6,370,575	$13,642,852		$20,013,427

Notes

(a) To eliminate intercompany activity between Celerit Corp. and Celerit Solutions Corp.

(b) To record the merger consideration which consisted of $10,000 in cash, 4,000,000 shares of the Company's common stock and the issuance of a promissory note of $2,695,000 payable to a shareholder of Celerit

(c) To eliminate the Celerit capital structure and record negative net assets acquired as a reduction of the purchase price

(d) To allocate an estimated 20% of goodwill to intangible assets subject to a full valuation report to be undertaken by the Company within the next year

(e) To record amortization expense assuming a three year life on intangible assets as if the acquisition had occurred on January 1, 2021. The life of the intangibles is an estimate subject to a full valuation report that will be undertaken by the Company within the next year

Sollensys Corp., Celerit Corp. and Celerit Solutions Corp.

Unaudited Proforma Consolidated Statements of Operations

For the Year Ended December 31, 2021

	Sollensys	Celerit Solutions	Celerit
	Corp.	Corp.	Corp.
	For the Year	For the Year	For the Year
	Ended	Ended	Ended
	December 31,	December 31,	December 31,	Acquisition	Consolidated
	2021	2021	2021	Entries	12/31/2021
Revenue	$182,321	$1,013,697	$11,229,564		$12,425,582
Cost of sales	384,908	974,893	6,637,941		7,997,742
Gross margin	(202,587)	38,804	4,591,623		4,427,840

Operating expenses:
General and administrative expense	4,253,875	428,872	2,445,072	994,704 (b)	8,122,523
Total operating expenses	4,253,875	428,872	2,445,072	994,704	7,127,819
Income (loss) from operations	(4,456,462)	(390,068)	2,146,551	(994,704)	(3,694,683)
Other income (expense)
Other income	-	217,588	1,087,662		1,305,250
Interest expense-net	(69,123)	-	(81,386)		(150,509)
Income (loss) before income taxes	(4,525,585)	(172,480)	3,152,827	(994,704)	(3,534,645)
Provision benefit for income taxes	-	-	-	-	-
Net income (loss)	(4,525,585)	(172,480)	3,152,827	(994,704)	(3,534,645)
					-
Basic and diluted earnings (loss) per common share	$(0.05)	$(1,724.80)	$3,152.83		$(0.03)

Weighted-average number of common shares outstanding:
Basic and diluted	99,719,004	100	1,000	3,998,900 (a)	103,719,004

Notes

(a) Reflects the issuance of 4,000,000 Sollensys shares at acquisition minus the cancellation of 1,100 Celerit shares

(b) To record amortizion of intangible expense of $975,204 as if the acquisition had occurred on January 1, 2021 as well as $19,500 of expenses associated with the acquistion.